Exhibit 99.1

I-ON Digital Corp (OTCQB: IONI) Uplisted to OTCQB Venture Market Amid Growing Demand for Digital Assets and Gold Tokenization

CHICAGO, IL – April 14, 2025 – I-ON Digital Corp (OTCQB: IONI), a pioneering fintech company specializing in real-world asset (RWA) digitization and blockchain-based gold tokenization, today announced its successful uplisting from the OTC Pink Market to the OTCQB Venture Market, a milestone that reflects the company’s commitment to transparency, innovation, and long-term value creation.

The uplisting marks a pivotal moment for I-ON Digital as it expands its leadership position in the rapidly developing space of digital gold, gold-backed stable coins, and in situ asset (in the ground) gold digitization. I-ON’s technology transforms verified gold reserves into secure, blockchain-based digital assets, which is resulting in increased levels of efficiency, transparency, and liquidity in the commodities marketplace.

“This uplisting to the OTCQB is more than a capital markets upgrade—it’s a signal to our investors, partners, and the broader fintech community that I-ON Digital is built for scale,” said Carlos X. Montoya, CEO of I-ON Digital Corp. “We’re harnessing the momentum around real-world asset tokenization and applying a laser focus to gold, one of the oldest and most trusted stores of value in history,” continued Montoya.

The company’s focus on in situ gold claim digitization—digitally representing verified, undeveloped gold reserves—offers an attractive alternative to traditional gold ETFs or physically backed tokens. By using I-ON’s proprietary validation and onboarding protocols and digital banking infrastructure, gold assets can now be integrated directly into the blockchain economy without ever being extracted, significantly reducing environmental impact and cost.

The uplisting comes at a time of surging global interest in real-world asset tokenization and blockchain-based financial infrastructures, as investors seek more stable, asset-backed alternatives to volatile crypto and equity markets. Investors and stakeholders can learn more by visiting https://iondigitalcorp.com.

About I-ON Digital Corp.:

I-ON Digital Corp. is a pioneer in the digitization of real-world assets (RWA) and blockchain-driven tokenization technologies. The company’s flagship initiative, the ION.au digital security, is revolutionizing gold asset digitization, enabling secure, transparent, and efficient access to in-situ gold reserves. By integrating advanced blockchain solutions, I-ON Digital empowers industries and investors to unlock the true value of physical and digital assets.

For more information about I-ON Digital Corp. and its initiatives, visit www.iondigitalcorp.com.

For further information, please contact:

Investor Relations

I-ON Digital Corp.

investorrelations@iondigital.com

(866) 440-2278

https://iondigitalcorp.com

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements associated with the expected ability of the Company to undertake certain activities and accomplish certain goals and objectives. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with the process of developing and commercializing its products. These and other risks concerning the Company and its financial position are described in additional detail in the Company’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.